OPERATING AGREEMENT
                                       OF
                                    NNA, LLC


      THIS OPERATING AGREEMENT (this "Agreement") is made and entered into as of March , 2000, by and among NN Ball & Roller, Inc., a Delaware corporation ("NN"), General Bearing Corporation, a Delaware corporation ("GBC"), and Mr. Shi Xiang Gui, an individual, (hereinafter sometimes referred to individually as a "Member" or collectively as the "Members").

                                    RECITALS

      WHEREAS, the Members desire to form a limited liability company called NNA, LLC (the "Company") pursuant to the provision of the Tennessee Limited Liability Company Act, Tenn.Code Ann. Sections 48-201, et seq. (the "Act"); and

      WHEREAS, the Members, being all of the members of the Company, desire and agree to enter into this Operating Agreement in accordance with ss.48-206-101 of the Act;

      NOW, THEREFORE, in consideration of the mutual covenants and premises herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                               GENERAL PROVISIONS

     Section 1.1. Formation of the Company. The Members hereby form the Company and associate themselves as Members in the Company as formed under and pursuant to the provisions of the Act for the purposes set forth in this Operating Agreement. The Manager (as defined in Section 2.1 hereof) shall take such actions as may be required to effect such formation including registration of the Company as a foreign limited liability company in any other jurisdiction in which such registration is necessary or appropriate. The costs and expenses associated with such formation shall be borne by the Company and the Company shall reimburse each Member for any and all out-of-pocket costs incurred by the Member directly related to the formation of the Company. The term of the Company shall be as set forth in the Articles of Organization of the Company and shall continue until dissolution and termination of the Company in accordance with the provisions thereof and hereof.

     Section 1.2. Name. The business and affairs of the Company shall be conducted solely under the name of "NNA, LLC" and such name shall be used at all times in connection with the business and affairs of the Company.

     Section 1.3. Purpose. The Company is organized for a profit and the nature of its business and purposes to be conducted or promoted are to engage in any lawful act or activities for which limited liability companies may be organized under the Act.

     Section 1.4. Place of Business. The Company shall maintain an office and principal place of business at 800 Tennessee Road, Erwin, Tennessee 37650, USA, or at such other place or places as the Manager may from time to time designate.

     Section 1.5. Names and Addresses of the Members and Initial Manager. The names and mailing addresses of the Members and the initial Manager of the Company are as follows:

                  Name of Member          Address of Member
                  --------------          -----------------

                  NN Ball & Roller, Inc.  800 Tennessee Road
                                          Erwin, Tennessee  37650
                                          USA

                  General Bearing         44 High Street
                  Corporation             West Nyack, New York  10994
                                          USA

                  Mr. Shi Xiang Gui       80 Yuejin East Road
                                          Rugao, Jiangsu  226500
                                          People's Republic of China


                  Name of Initial Manager Address of Initial Manager
                  ----------------------- --------------------------

                        NN                800 Tennessee Road
                                          Erwin, Tennessee  37650
                                          USA

     Section 1.6. Registered Office and Resident Agent. The name of the Company's resident agent for service of process in Tennessee and its registered office in Tennessee shall be NN at 800 Tennessee Road, Erwin, Tennessee 37650, USA.

                                   ARTICLE II
                                   DEFINITIONS

     Section 2.1. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below or as otherwise specified herein:

      "Affiliate" means (1) any executive officer or director of a Member or Manager, (2) any person that controls, is controlled by or is under common control with such Member or Manager, and (3) any executive officer or director of any entity described in (2) above.

       "Agreement" means this Operating Agreement, as the same may be further amended and/or restated from time to time.

      "Available Cash" means any Net Cash Receipts not required by the Company for ongoing operations or working capital needs as determined by the Manager.

      "Capital Account" has the meaning set forth in Section 6.3 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Company" means NNA, LLC.

      "Dissolution Proceeds" is defined in Section 10.2.

       "Excess Cash" means any remaining Available Cash after repaying any outstanding amounts on the lines of credit provided by NN and GBC.

      A Member's "Interest" in the Company means the right of such Member to any and all distributions to which such Member may be entitled as provided in this Agreement, together with the duties and obligations of such Member to comply with all of the terms and provisions of this Agreement.

      "Manager" means the person(s) designated as Manager of the Company pursuant to Section 7.1 hereof (and their respective successors).

      "Member" has the meaning set forth in the introductory paragraph.

      "Members Owning a Majority in Interest" shall mean Members who, in the aggregate, hold not less than a majority of the Percentage of Ownership of the Company owned by all of the Members entitled to vote on the decision being taken.

      "Net Book Value" means the Company's total assets less its total liabilities as shown on its last regularly prepared balance sheet.

      "Net Cash Receipts" for the applicable period means the gross receipts of the Company during such period, plus any reductions in funded reserves arising out of the reversal of such reserves, less the following: (1) operating expenses paid during such period; (2) interest and principal paid during such period on indebtedness of the Company, including indebtedness to Members; (3) expenditures for capital improvements and other capital items paid during such period; and
(4) additions to reserves made during such period. For purposes of the foregoing, (a) gross receipts of the Company shall not include Dissolution Proceeds, or any amount entering into the calculation thereof, and shall not include capital contributions or loans by the Members; (b) reserves for anticipated or contingent liabilities and working capital shall be established for the Company in such amounts as are reasonably determined by the Manager; and
(c) no deductions from gross receipts of the Company shall be made for amounts paid out of funded reserves.

      "Officer" shall mean the individuals designated or elected as President, Vice President, Secretary, or Treasurer as provided in this Agreement.

      "Percentage of Ownership" shall be, for each Member, the percentage of the Member's Interest in proportion to the total Interests held by all of the Members in the Company and shall initially be as set forth opposite such Member's name, as follows:

                  Member                  Percentage of Ownership
                  ------                  -----------------------

                  NN                            33.33%

                  GBC                           33.33%

                  Mr. Shi Xiang Gui             33.33%

                                                100.0%



      "Treasury Regulation(s)" means the Income Tax Regulations promulgated by the United States Department of the Treasury under the Code, as such Treasury Regulations may be amended or supplemented from time to time.

     Section 2.2. Additional Definitions. The definitions in Section 2.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, partnerships, corporations, limited liability companies, trusts, and other associations. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof," "hereunder," and similar terms shall refer to this Agreement, unless the context otherwise requires.

                                  ARTICLE III
                  CAPITAL CONTRIBUTIONS AND LINES OF CREDIT

     Section 3.1. Initial Capital Contributions. As of the date hereof, the Members have heretofore made their respective capital contributions to the Company as reflected on Schedule 1 attached hereto and incorporated herein by reference.

     Section 3.2. Additional Capital Contributions. Each Member may from time to time transfer and convey to the Company as a contribution to the capital of the Company items of property or cash, as approved by the Members. Except for the capital contributions made pursuant to Section 3.1, no Member is required to make any additional capital contributions to the Company. In the event the Company needs additional capital, as determined by the Members, each Member shall have the right to share in providing such additional capital.

     Section 3.3. Lines of Credit. NN and GBC will establish lines of credit with the Company in such amounts, at such times, and on such terms and conditions as NN and GBC may agree from time to time. NN and GBC shall each initially establish a $125,000 line of credit, which may be drawn upon, from time to time, by the Company, as the Manager determines necessary. The loans under the lines of credit shall be made on a pro-rata basis between NN and GBC and shall not be deemed contributions to the capital of the Company.

     Section 3.4. Distributions of Capital; No Interest on Capital; Limitation on Contributions. Except as expressly provided in Article IV and/or Article X hereof, (a) no Member shall be entitled to withdraw or to receive distributions of or against its capital contributions until all liabilities of the Company have been paid or sufficient property of the Company remains to pay them, the prior written consent of all Members has been obtained, and upon the terms and conditions agreed upon by all of the other Members; (b) no Member shall be paid interest on any capital contribution; and (c) no Member shall have any priority over any other Member as to contributions or as to compensation by way of income.

                                   ARTICLE IV
                                  DISTRIBUTIONS

     Section 4.1. Distributions. Subject to the provisions of Section 10.2 hereof (governing the application of Dissolution Proceeds), the Company's Available Cash shall be first used to repay any outstanding amounts on the lines of credit provided by NN and GBC. Distributions of any Excess Cash may be made to the Members upon the unanimous consent of all Members based on each Member's Percentage of Ownership.

     Section 4.2. Distributions to Be Made In Cash. Unless otherwise determined by the Members, all distributions shall be made in cash and no Member shall have the right to receive distributions of property other than cash either during the term of the Company or upon its dissolution. No Member may be compelled to accept a distribution of any property other than cash from the Company unless all Members receive undivided ownership interests therein that are in proportion to their respective Percentage of Ownership.

                                   ARTICLE V
                        ALLOCATION OF PROFITS AND LOSSES

     Section 5.1. Allocations with Respect to Tax Matters.

          (a) Solely for tax purposes, income, gain, loss and deduction with respect to property contributed to the Company by any Member shall (before allocations are made under Section 5.2 hereof) be allocated in accordance with Section 704(c) of the Code, Treasury Regulations issued thereunder, and Treasury Regulation ss. 1.704-1(b)(2)(iv)(g), so as to take account of any variation between the basis of the property to the Company and its fair market value at the time of contribution.

          (b) For purposes of determining the Members' respective shares of nonrecourse liabilities of the Company under Treasury Regulation ss. 1.752-3(a)(3), it is hereby specified that each Member's interest in Company profits is his Percentage of Ownership.

          (c) If, during any taxable year of the Company, there is a change in any Member's Interest in the Company, then the Manager shall cause the allocations of the Company's income, gain, losses, deductions and credits (and items thereof) to be made in a manner which takes into account the varying interests of the Members in the Company during such taxable year in accordance with Code Section 706(d) and the Treasury Regulations issued thereunder.

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

     Section 5.2. Profits and Losses. Subject to Section 5.1 hereof, the Company's income, gain, losses, deductions and credits (and items thereof), for each fiscal year of the Company, shall be allocated among the Members (for both book and tax purposes) in proportion to their respective Percentage of Ownership.

                                   ARTICLE VI
                                   ACCOUNTING

     Section 6.1. Accounting Methods. The Company books and records shall be prepared in accordance with United States generally accepted accounting principles, consistently applied, except that the Members' Capital Accounts shall be maintained as provided in this Agreement. The Company shall be on an accrual basis for both tax and accounting purposes. All Federal, state and local tax returns of the Company shall be prepared by the Manager or by the Company's certified public accountants, under the direction of the Manager. NN is hereby designated as the "Tax Matters Partner" for the Company (as such term is defined in Section 6213(a)(7) of the Code).

     Section 6.2. Fiscal Year. The fiscal year of the Company shall be the calendar year, except that the first fiscal year shall be the period beginning on the date of formation of the Company and ending on December 31, 2000.

     Section 6.3. Capital Accounts. A capital account ("Capital Account") shall be established for each Member and shall be determined, maintained and adjusted in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv) and in accordance with the provisions of this Agreement. The Capital Accounts of the Members shall be adjusted upon each distribution of property by the Company to a Member to the extent required by and in the manner described in Treasury Regulation ss. 1.704-1(b)(2)(iv)(e).

     Section 6.4. 754 Election. In the case of a transfer of a Company Interest which is permitted by this Agreement and which is made in the manner provided in
Section 743 of the Code, upon the request of the transferee of such Company Interest, the Company shall file an election under Section 754 of the Code in accordance with procedures set forth in the Treasury Regulations applicable thereto.

     Section 6.5. Tax Status. Notwithstanding any provision of this Agreement to the contrary, solely for Federal income tax purposes, each of the Members hereby recognize that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Tax Returns shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Company or its Members.

     Section 6.6. Financial Statements and Tax Returns. Within 90 days after the end of each fiscal year the Manager shall send financial statements of the Company to each Member for the year then ended. As soon as practicable after the end of each year, the Manager shall also send each Member a copy of the federal and state tax return of the Company for the year then ended along with all other tax information reasonably necessary for the preparation by each Member of its tax matters.

                                  ARTICLE VII
                                   MANAGEMENT

     Section 7.1. Appointment of Manager. The Company shall have one (1) Manager, who shall be appointed yearly by the agreement of NN and GBC. NN is hereby designated as the initial Manager of the Company, to serve until its successor is appointed.

     Section 7.2. Authority of Manager.

          (a) The management of the Company shall be vested exclusively in the Manager, and subject to the rights expressly granted to the Members under other provisions of this Agreement, the Manager shall have the exclusive right, authority, and responsibility to manage and control the business, affairs and the day-to-day operations of the Company, and to make all decisions with respect thereto. Pursuant to this Article VII and subject to the other provisions of this Agreement, the Manager shall have all of the rights and powers of a "manager" as provided in the Act and as otherwise provided by law.

          (b) Without in any way limiting the general powers and authority of the Manager, the Manager shall have the exclusive right, power and authority, on behalf of the Company and in its name, to:

               (1) Acquire, purchase, hold, exercise, operate, lease and manage the business property of the Company and to contract for and enter into agreements with others with respect to the acquisition, purchase, holding, exercise, operation, leasing and management of such business property;

               (2) To execute and deliver, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, security agreement, note, bill of sale, contract or other instrument purporting to convey, exchange, sell or encumber all or any part of the business property or any interest therein of the Company;

               (3) To execute and deliver any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the ordinary conduct of the business and affairs of the Company and to give such receipts, releases and discharges with respect to all of the foregoing and all matters incident thereto;

               (4) To draw on the NN and GBC lines of credit as provided in section 3.3;

               (5) To deposit or invest Company funds in such interest-bearing or non-interest bearing investments or accounts at a federally insured bank as the Manager deems advisable to the extent such funds are not then required for Company operations and are not required to be distributed pursuant to this Agreement;

               (6) To the extent that the funds of the Company are available therefor, to pay (or prepay) all debts and other obligations of the Company; and

               (7) To supervise the operation, maintenance, manufacture, management and repair of the business property, including hiring, coordinating the services of, supervising the performance of, and terminating employees, independent contractors and other persons necessary or appropriate to carry out the business and purposes of the Company.

          (c) Any person dealing with the Company or the Manager may rely upon a certificate signed by the Manager, thereunto duly authorized, as to:

               (1) The identity of the Manager or any Member;

               (2) The existence or non-existence of any fact which may constitute a condition precedent to acts by the Manager or any Member or in any other matter germane to the affairs of the Company;

               (3) The persons who are authorized to execute and deliver any instrument or document of the Company; or

               (4) Any act or failure to act by the Company.

     Section 7.3. Outside Activities of Manager. The Manager shall not be required to manage the Company as its sole and exclusive function, but shall devote whatever time, effort and skill as may be reasonably necessary to the conduct of the Company's business.

     Section 7.4. Limitations on Manager. The Manager shall not, without the prior written consent of all Members not then in default:

          (a) Issue any new or additional ownership in the Company to any third party or Member;

          (b) Sell all or substantially all of the assets of the Company;

          (c) Liquidate or dissolve the Company;

          (d) Incur any indebtedness of the Company other than as set forth in
     Section 3.3 above;

          (e) Merge or consolidate the Company with another entity;

          (f) Make distributions of Excess Cash;

          (g) Admit new members to the Company;

          (h) Do any act in contravention of this Agreement; or

          (i) Do any act which would make it impossible to carry on in the ordinary course of the business of the Company.

     Section 7.5. Indemnification of Manager. The Company shall indemnify the Manager and its agents and affiliates (and their respective partners, directors, officers, employees, agents, members, shareholders and affiliates) against any and all losses, liabilities, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses in connection therewith in amounts paid in settlement thereof) to which the Manager or any of such persons may directly or indirectly become subject, but only to the extent that the Manager or such other person (a) acted in good faith and in conformity with this Agreement, (b) acted in a manner reasonably believed to be in the best interests of the Company, and (c) was neither grossly negligent nor engaged in willful misconduct.

     Section 7.6. Management Fee. No fee shall be paid to the Manager for its services, but the Manager shall be reimbursed for all expenses, including allocated costs of personnel, overhead, and any other costs associated with management duties of the Company.

                                  ARTICLE VIII
                               MEETINGS AND VOTING

     Section 8.1. Meetings of Members. Meetings of Members may be held for any purpose or purposes, unless otherwise prohibited by statute or by the Articles of Organization, and may be called by the Member(s) holding not less than twenty percent (20%) of the Percentage of Ownership of the Company. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any meeting of the Members shall be limited to the purposes stated in the notice.

     Section 8.2. Location of Meetings. All meetings of the Members shall be held at such place, either within or without the State of Tennessee, as shall be designated from time to time by the Manager as stated in the notice of the meeting or in a waiver of notice thereof. In the event that the Manager shall fail to fix the place for a meeting of the Members, such meeting shall be held at the Company's principal office. Upon the option of the Members, meetings of the Members may be held by telephone.

     Section 8.3. Notice of Meetings. Notice of each meeting of the Members stating the place, date and hour of the meeting and, the purpose or purposes for which the meeting is called, shall be given to each Member entitled to vote at such meeting not less than ten (10) days and not more than sixty (60) days before the date of the meeting.

     Section 8.4. Waiver of Notice. Whenever any notice is required to be given to any Member under the provisions of this Agreement, or of the Articles of Organization or of any law, a waiver thereof in writing signed by such Member, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express and exclusive purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 8.5. Actions and Voting by Members. Except as otherwise specifically provided in the Act, the Articles of Organization or this Agreement, all decisions reserved to the Members by this Agreement shall be made by Members Owning a Majority in Interest. Similarly, at any meeting, Members Owning a Majority in Interest shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act, the Articles of Organization or this Agreement, a different vote is required.

     Section 8.6. Proxies. At all meetings of the Members, every Member having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than three (3) years prior to such meeting.

                                   ARTICLE IX
                         TRANSFER OF MEMBERS' INTERESTS

     Section 9.1. Restrictions. Without the unanimous written consent of all the Members, no Member may sell, assign, transfer, pledge, mortgage, or otherwise dispose of all or any part of his or her Interest in the Company except any Member may assign its Interest in the Company to another individual in its immediate family or a corporation which is wholly-owned by that Member without the consent of the other Members. As a condition to any transfer or assignment of a Member's Interest, the transferor and the transferee shall provide such legal opinions and documentation as the non-transferring Members shall reasonably request.

     Section 9.2. Additional Members. The Company may admit additional Members only with the unanimous written consent of all Members.

     Section 9.3. Sale of Member Interest to the Company. Each Member (the "Selling Member") shall have the right to sell its Interest in the Company to either the Company or the other Members (in proportion to their Member Interests) at a price equal to the Net Book Value of the Member's Interest or at a price mutually agreed upon at the time by all of the Members. If neither the Company nor any Member agrees to purchase the Interest of the Selling Member within 60 days of the Selling Member's notice of intent to sell, the Selling Member shall have the right to cause the Company to be dissolved, wound up, and liquidated, as provided under Article X herein. Upon the sale of Selling Member's Interest in the Company, the Selling member shall transfer to the Company or provide a license for the Company to use (depending on the nature of the asset) any assets Selling Member owns which are exclusively used in and devoted to the business and operations of the Company. In addition and if applicable, the Selling Member shall provide the use of equipment, warehouse space, and other services for 180 days following the sale to ensure a smooth transition of the Selling Member's Interest. All Company assets, of any type, in the possession of the Selling Member, shall be transferred to the Company upon the sale of such Member's Interest.

     Section 9.4. Payment of Purchase Price. Except as otherwise provided herein, whenever the Company or any Member is obligated or elect to purchase a Selling Member's Interest, that Interest shall be purchased by delivery of the lesser of 25% of the purchase price or $50,000, in cash and a promissory note for the unpaid balance of the purchase price. Such promissory note shall be payable in forty (40) quarterly installments, with the first such installment being due on the first day of the quarter following the quarter in which the cash down payment was made. The unpaid balance of the purchase price shall bear interest at LIBOR plus 100 basis points. The promissory note shall also provide that, should default be made in payment of any installment when due, the whole sum of principal and interest shall, at the option of the holder, become immediately due and payable, and that if an action is instituted on the promissory note, the Company or the Members, as the case may be, promise to pay reasonable attorneys' fees and costs of collection. The obligor shall have the right to pay any or all installments, in full or in part, at any time prior to maturity, without penalty. The note shall be secured by the Interest being purchased by the Payor from the Selling Member and shall be further secured, to the extent permitted by existing agreements to which the Company is bound, by liens on the real property of the Company, evidenced by mortgages and deeds of trust, as appropriate, and by the granting of a security interest in the tangible and intangible personal property of the Company, accounts receivable, contract rights and general intangibles, which security interest shall be granted in a Security Agreement in a form acceptable to the Selling Member.

                                   ARTICLE X
                           DISSOLUTION OF THE COMPANY

     Section 10.1. Dissolution Acts.

          (a) No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company except that the happening of any one of the following events shall work as an immediate dissolution and termination of the Company:

               (1) A determination by all of the Members not then in default hereunder to dissolve and terminate the Company;

               (2) The exercise of a Selling Member's right to cause a dissolution of the company pursuant to Section 9.3; or

               (3) Any event described in ss. 245-101 of the Act ("Event(s) of Withdrawal") causing the last remaining Member to cease to be a member of the Company under the terms of the Act.

          (b) The Company is hereby granted a right to continue and, absent the unanimous consent of all remaining Members to the contrary, shall continue, upon an Event of Withdrawal of a Member (other than the last remaining Member), or upon the occurrence of any other event which terminates the continued membership of a Member in the Company.

          (c) Without limiting the other provisions hereof, neither the assignment of all or any part of a Member's Interest hereunder, nor the admission of a new Member shall work the dissolution and termination of the Company.

     Section 10.2. Distribution of Proceeds on Dissolution; Reserves. Upon the dissolution and termination of the Company, the Manager shall file a notice of dissolution pursuant to ss. 245-401 of the Act and shall proceed with the liquidation and winding up of the Company pursuant to ss. 245-501 of the Act as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice, and the proceeds therefrom and any other funds and assets of the Company (the "Dissolution Proceeds"), shall be applied and distributed as follows and in the following order of priority:

          (a) First, to the payment of debts and liabilities to creditors of the Company, including to Members, and the expenses of liquidation;

          (b) Second, to the Members in accordance with and to the extent of their respective positive Capital Account balances; and

          (c) Third, the remainder, to the Members in accordance with their Percentage of Ownership.

     Section 10.3. No Negative Capital Account Restoration. In no event shall any Member be required to contribute capital to restore a negative balance in such Member's Capital Account upon the liquidation of the Company or such Member's Interest, or at any other time.

                                   ARTICLE XI
                                     GENERAL

     Section 11.1. Notices. Any notice, request, approval, consent, demand or other communication required or permitted hereunder shall be given in writing by
(a) personal delivery, (b) expedited delivery service with proof of delivery,
(c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, facsimile or telex, confirmed receipt requested (provided that such telegram, facsimile or telex is confirmed by expedited delivery service or by mail in the manner previously described), and shall be sent to each party at his respective address set in Section 1.5 hereof (or, in the case of the Company, the principal office address established pursuant to Section 1.6 hereof), or to such different address as such addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, facsimile or telex, upon receipt. The Members may change the address to whom notice may be given by giving notice pursuant to this Section at least thirty (30) days prior to the date the changes become effective.

     Section 11.2. Public Disclosures. No Member, except as required by law, shall disclose any financial or operating information about the Company, including the economic impact of the Member's Interest in the Company, without the express written approval of the other Members.

     Section 11.3. Amendments. This Agreement may be amended by a written agreement of amendment executed by all the Members, but not otherwise. No variations, modifications, amendments, or changes herein or hereof shall be binding upon any party hereto, unless set forth in a document duly executed by or on behalf of such party.

     Section 11.4. Miscellaneous. This Agreement supersedes any prior agreement or understandings between the parties with respect to the Company. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the

State of Tennessee, without regard to conflict of laws principles. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. Captions contained in this Agreement in no way define, limit, or extend the scope or intent of this Agreement. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to any other persons or circumstances, shall not be affected thereby. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     Section 11.5. Remedies. If the Company or any party to this Agreement, obtains a judgment against any other party by reason of breach of this Agreement or failure to comply with the provisions hereof, reasonable attorneys' fees as fixed by the court shall be included in such judgment. Any Member shall be entitled to maintain, on his own behalf or on behalf of the Company, any action or proceeding against any other Member or the Company (including any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement, or any other agreement entered into in connection with the same, notwithstanding the fact that any or all of the parties to such proceeding may then be Members, and without dissolving the Company as a limited liability company. No remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No waiver by a Member or the Company of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance. If a Member has the right herein to approve or consent to any matter or transaction, such approval or consent may be withheld in the sole discretion of such Member for any reason or no reason. No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

      IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the date first above-written.

                                    MEMBERS:



                                    NN BALL & ROLLER, INC.

                                    By:
                                    Name:
                                    Title:



                                    GENERAL BEARING CORPORATION

                                    By:
                                    Name:
                                    Title:


                                    -------------------------------------
                                    Mr. Shi Xiang Gui

                                   SCHEDULE 1

                          INITIAL CAPITAL CONTRIBUTIONS



            Member                       Initial Capital Contribution
            ------                       ----------------------------


              NN                                  $1.00

              GBC                                 $1.00

            Mr. Shi Xiang Gui                     $1.00